Exhibit 21.1


                                                                  Jurisdiction
Subsidiary Name                                       Ownership of Incorporation
--------------------------------------------------------------------------------

Exide Canada, Inc.                                     100.00%       Canada
        8301 Keele St.
        Maple, Ontario
        Canada L6A 1T2

General Battery Corporation                            100.00%      Delaware
        645 Penn St.
        Reading, PA  19601

Sociedad Espanola del Acumulador Tudor, S.A.            95.77%        Spain
        Condesa de Venadito, 1
        28027 Madrid, Spain

Gaztambide, S.A.                                       100.00%        Spain
        Condesa de Venadito, 1
        28027 Madrid, Spain

Terrenos y Construcciones, S.A.                        100.00%        Spain
        Condesa de Venadito, 1
        28027 Madrid, Spain

Sociedade Portuguesa do Acumulador Tudor, S.A.(SPAT)    84.40%      Portugal
        Rua Actor Tasso, 1
        1050 Lisbon, Portugal

Exide Verwaltungsgesellschaft                          100.00%       Germany
        Coesterweg, 45
        D-59494 Soest    Germany

Hagen, AG                                               98.50%       Germany
        Coesterweg, 45
        D-59494 Soest, Germany

Exide Automotive, GmbH                                 100.00%       Germany
        Miramstrasse 74
        34123 Kassel, Germany

Exide Batteriewerke GmbH                               100.00%       Austria
        Puntigamerstrasse 127
        8055 Graz, Austria

Mercolec Tudor, BV                                     100.00%     Netherlands

Exhibit 21.1


                                                                  Jurisdiction
Subsidiary Name                                       Ownership of Incorporation
--------------------------------------------------------------------------------


        Amsteldjik 166
        1079 LH Amsterdam, Netherlands

Tudor Hellenic S.A.                                    100.00%       Greece
        3 Plastira St.
        GR 144-52 Metamorfosi, Greece

Tudor India                                             51.00%        India
        147 Jolly Maker Chambers 2 - 14th Fl.
        Nariman Point - Bombay 400021, India

Exide Holding Europe SA                                100.00%       France
        5 a 7 allee des pierres Mayettes
        92636 Gennevilliers, France

Compagnie Europeene d'Accumulateurs                    100.00%       France
        5 a 7 allee des pierres Mayettes
        92636 Gennevilliers, France

TS Batteries                                           100.00%       France
        5 a 7 allee des pierres Mayettes
        92636 Gennevilliers, France

Batterie Hagen  SA                                     100.00%       France
        5 a 7 allee des pierres Mayettes
        92636 Gennevilliers, France

Exide Automotive BV                                    100.00%       Belgium
        93 rue de Florival
        1390 Archennes, Belgium

CMP Batterijen NV                                      100.00%       Belgium
        93 rue de Florival
        1390 Archennes, Belgium

Hagen Batterijen BV                                    100.00%     Netherlands
        Zoonebaan 6
        3606 CA Maarsen, Netherlands

CMP Batterijen BV                                      100.00%     Netherlands
        Postus 162 Produktiestraat 25
        3130 AD Vlaardingen, Netherlands

Exhibit 21.1


                                                                  Jurisdiction
Subsidiary Name                                       Ownership of Incorporation
--------------------------------------------------------------------------------

ATSA Batterijen BV                                     100.00%     Netherlands
        Energieweg 105 Postbus 26
        3640 AA Mijdrecht, Netherlands

Exide Automotive BV                                    100.00%     Netherlands
        Energieweg 105
        3641 RT Mijdrecht, Netherlands

Industria Composizione Stampate (ICS)                  100.00%        Italy
        Via bergamo, 1
        Canonica d'Adda Bergamo  28040, Italy

Societa Industriale Accumulatori Srl (SINAC)           100.00%        Italy
        Via Dante Allghieri 100/106
        Romano Di Lombardia, Italy

Compagnie Generale Accumulatori Spa                    100.00%        Italy
        Via Benevento 40
        80013 Casalnuovo Di Napoli, Italy



TS Batterie Srl                                        100.00%        Italy
        Via Monzese 76
        Segrate, Italy

Accumulatorenfabrik Sonnencshein GmbH                   99.90%       Germany
        Thiergarten
        63654 Budingen

Sonnenschein Lithium GmbH                               49.95%       Germany
        Industriestrasse 22
        63654     Budingen

CENTRA Spolka Akcyjna (CENTRA)                          96.05%       Poland
        Gdynska 31/33
        61-0166 Poznen, Poland

INCI CEAC Aku Sanayi; Anomi Sirketi                     50.00%       Turkey
        Organize Sanayi Bolgesi
        45030 Maines, Turkey

Fulmen Iberica                                          96.12%        Spain
        Poligono Industrial El Pla

Exhibit 21.1


                                                                  Jurisdiction
Subsidiary Name                                       Ownership of Incorporation
--------------------------------------------------------------------------------

        C/Miguel Torello Pages, 11-13
        06750 Molin de rel, Spain

TUDOR AB                                               100.00%       Sweden
        8-44041     Sweden

Exide Sonnak A/S                                       100.00%       Norway
        Molovelen 25
        N-3191 Horten, Norway

Exide Oy                                               100.00%       Finland
        Sahkotie, 8
        8F-01510 Vantaa, Finland

CMP Batteries Ltd                                      100.00%       England
        PO Box 1 Salford Road Over Hulton
        Bolton BL5 1DD

TS Batteries Limited                                   100.00%       England
        PO Box 1 Salford Road Over Hulton
        Bolton BL5 1DD

Euro Exide Corporation Limited                          81.50%   United Kingdom
        PO Box 1 Salford Road Over Hulton
        Bolton BL5 1DD

Exide Batteries Limited                                 81.50%   United Kingdom
        Caldicot Way, Cwmbran
        Gwent, Wales

BIG Batteries Limited                                   81.50%   United Kingdom
        Caldicot Way, Cwmbran
        Gwent, Wales


BIG France SARL                                         81.50%       France
        6/10 rue Olaf Palme, Emerainville
        Pariest, 77312
        Marne la Vallee, France

Exide (Holdings) Limited                                81.50%   United Kingdom
        Chequers Lane
        Dagenham, Essex   RM9 6PX

Exide (Dagenham) Limited                                81.50%   United Kingdom

Exhibit 21.1


                                                                  Jurisdiction
Subsidiary Name                                       Ownership of Incorporation
--------------------------------------------------------------------------------

        Chequers Lane
        Dagenham, Essex   RM9 6PX

Exide Batterrier AB                                     81.50%       Sweden
        Box 458
        651 10 Karistad, Stockholm, Sweden

DETA USA Inc.                                          100.00%      Delaware
        802 West St. Suite 209
        Delaware, DE 19801

I.C.C.S. Batterie Vertrieb GmbH                        100.00%       Germany
        Miramstrasse 74
        34123 Kassel, Germany

Refined Metals                                         100.00%      Delaware
        257 W. Mallary St.
        Memphis, TN 38109

DETA Akkumulatorenwerk GmbH                            100.00%       Germany
        Postfach 11 64
        D. 37421 Bad Lauterberg, Germany

Middland Batteries                                     100.00%   United Kingdom
        P.O. Box 1 Salford Road Over Hulton
        Bolton BL 1 DD

FRIWO Siberkraft GmbH                                  100.00%       Germany
        Postfach 11 64
        D. 37421 Bad Lauterberg, Germany